Exhibit 1.2
COLONIAL PROPERTIES TRUST
(an Alabama Real Estate Investment Trust)
Common Shares of Beneficial Interest
TERMS AGREEMENT
Dated: September 15, 2005

To:	COLONIAL PROPERTIES TRUST 2101 6th Avenue North, Suite 750 Birmingham, Alabama 35203
Attention: Chairman of the Board of Trustees
Ladies and Gentlemen:
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wachovia Capital Markets, LLC, on their own behalf and as representatives of certain underwriters named below (collectively, the “Underwriters”) understand that Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), proposes to issue and sell the number of its common shares of beneficial interest, $.01 par value (the “Underwritten Securities”) specified herein. Subject to the terms and conditions set forth and incorporated by reference herein, the Underwriters, acting severally and not jointly, offer to purchase the number of Initial Underwritten Securities set forth below opposite their respective name at the purchase price set forth below.

Number of
Initial
Underwritten
Underwriter	Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,800,000
Wachovia Capital Markets, LLC	1,215,000
Bear, Stearns & Co. Inc	585,000
Banc of America Securities LLC	315,000
Morgan Keegan & Company, Inc	292,500
Stifel, Nicolaus & Company, Incorporated	292,500

Total	4,500,000

The Underwritten Securities shall have the following terms:
Title :
     Common Shares of Beneficial Interest, $.01 par value (the “Common Shares”)
Number of Initial Underwritten Securities:
     4,500,000 shares
Number of Option Securities:
     675,000 shares
Initial public offering price per share:
     $ 43.75
Purchase price per Initial Underwritten Security:
     $ 41.6719
Purchase price per Option Security:
$ 41.6719, less the amount of any distribution payable with respect to an Initial Underwritten Security but not payable with respect to an Option Security.
Underwriters’ discount:
     $ 2.0781
Concession:
     $ 1.24
Reallowance:
     $ 0.10
Delayed Delivery Contracts:
     Not authorized

Black-out provisions:
     Neither the Company nor the Operating Partnership will, during a period commencing on the date of this Terms Agreement and ending on the 90th day after such date, without the prior written consent of Merrill Lynch, directly or indirectly, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any Common Shares or securities convertible into or exercisable or exchangeable for any Common Shares, except for (i) Common Shares issued pursuant to this Terms Agreement, (ii) Common Shares that may be issued pursuant to dividend reinvestment and stock purchase plans, employee and trustee stock option and restricted stock plans, (iii) Common Shares that may be issued pursuant to redemption of limited partnership interests of the Operating Partnership or (iv) limited partnership units of the Operating Partnership as partial or full payment for properties acquired or to be acquired by the Company, the Operating Partnership or an affiliate of the Company (including mortgage or leasehold interests or in conjunction with any joint venture transaction to which the Company, the Operating Partnership or an affiliate of the Company is or becomes a party).
Lock-up provisions:
At the Closing Time, each of the executive officers of the Company shall have entered into an agreement substantially in the form of Exhibit 1 hereto.
Other terms and conditions:
None
Closing time, date and location:
Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York at 9:00 A.M., Eastern Time, on September 21, 2005.
All the provisions contained in the Underwriting Agreement of even date herewith among the Underwriters, the Company and the Operating Partnership are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Alexander Virtue

Name: Alexander Virtue
Title: Vice President, Investment Banking

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Raymond G. Williamson, Jr.

Name: Raymond G. Williamson, Jr.
Title: Vice President

On their own behalf and as Representatives of the others Underwriters named above.

Accepted:

COLONIAL PROPERTIES TRUST

By:	/s/ Weston M. Andress

Name: Weston M. Andress
Title: Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:	Colonial Properties Trust
(its general partner)

By:	/s/ Weston M. Andress

Name: Weston M. Andress
Title: Chief Financial Officer

Exhibit 1
Colonial Properties Trust
Lock-Up Agreement
September 15, 2005
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
and
Wachovia Capital Markets, LLC
As representatives of the several underwriters named
in the Terms Agreement of even date herewith

c/o	Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, NY 10080
                      Re: Colonial Properties Trust Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wachovia Capital Markets, LLC, on their own behalf and as representatives of certain underwriters (collectively, the “Underwriters”), propose to enter into an Underwriting Agreement and a related Terms Agreement, each expected to be dated on or about September 15, 2005 with Colonial Properties Trust, an Alabama real estate investment trust (the “Company”) and Colonial Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), relating to the public offering (the “Public Offering”) of up to 5,175,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”, and such 5,175,000 Common Shares, the “Underwritten Securities”), including 675,000 Common Shares which may be issued upon exercise by the Underwriters of their option to purchase Common Shares to cover any over-allotments, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission.

          In consideration of the agreement by the Underwriters to purchase the Underwritten Securities, the undersigned agrees that, during the period beginning from the date of the prospectus supplement covering the public offering of the Underwritten Securities and continuing to and including the date 90 days after the date of such prospectus supplement, the undersigned will not directly or indirectly offer or sell, grant any option for the sale of, or enter into any agreement to sell any Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares.
          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares even if such Common Shares or other securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.
          Notwithstanding the foregoing, the undersigned may transfer any of Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares (a) by gift, will or intestate succession to members of the undersigned’s immediate family or to trusts the beneficiaries of which are exclusively the undersigned and/or one or more members of the undersigned’s immediate family, so long as such family members or trusts agree to the same 90-day limitation specified above and (b) with the prior written consent of Merrill Lynch.
          The undersigned understands that the Company, the Operating Partnership and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Signature